Exhibit 10.6(f)

AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT

Nicole Sherman

THIS AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT (“Amendment No. 5”) is entered into as of the 31st day of December, 2009 (the “Amendment Effective Date”), and amends that certain EMPLOYMENT AGREEMENT dated as of January 28, 2005, as previously amended by that certain AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT dated as of December 31, 2006, that certain AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT dated as of July 28, 2008, that certain AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT dated November 20, 2008, and that certain AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT dated April 15, 2009 (collectively, the “Employment Agreement”), by and between AmericanWest Bank, a Washington state-chartered bank (“Employer”), and Nicole Sherman (“Executive”).

SECTION 1. Employer requested that Executive relocate to Employer’s Utah market area, and accept a new position, title and duties as Executive Vice President/Chief Banking Officer (UT), and Executive agreed to relocate and accept such position, title and duties, pursuant to the terms set forth in AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (“Amendment No. 3”) and AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT between Employer and Executive. Employer and Executive desire to modify certain terms related to such relocation, and hereby agree as follows:

(a) The date “December 31, 2009” is replaced with the date “December 31, 2010” each time it appears in Section 1(c) of Amendment No. 3.

SECTION 2. Except as amended and modified by this Amendment No. 5, the Employment Agreement, as hereby amended and supplemented, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 5 as of the date first set forth above.

EXECUTIVE:	AMERICANWEST BANK

/s/ Nicole Sherman	By:	/s/ Jay B. Simmons
NICOLE SHERMAN		Jay B. Simmons, Executive Vice President